Exhibit 5.1

May 5, 2022

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

Ladies and Gentlemen:

Re:	Registration Statement on Form S-3

We have acted as counsel to PetVivo Holdings, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale from time to time of up to $100,000,000 of one or more of the following securities by the Company pursuant to Rule 415 under the Act: (i) shares of common stock, par value $0.001 per share, of the Company, which may include shares of common stock that constitute a part of or that are issuable upon the conversion or exercise of other Securities (as defined herein) in the Registration Statement (“Common Stock”); (ii) preferred stock, par value $0.001 per share, of the Company, which may include shares of preferred stock that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Preferred Stock” and together with Common Stock, “Equity Securities”); (iii) one or more series of debt securities of the Company and/or convertible debt securities of the Company, which may include convertible debt securities of the Company that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Debt Securities”); (iv) warrants covering Equity Securities and/or Debt Securities, which may include warrants that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Warrants”); (v) rights to purchase shares of Equity Securities, and rights to purchase Debt Securities and/or Units (as defined below) (“Rights”); and (vi) units consisting of Equity Securities, Warrants, Debt Securities and/or Rights (“Units”). Such Equity Securities, Warrants, Debt Securities, Rights and Units are referred to collectively in this opinion as “Securities.”

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the lack of any undisclosed termination, modification, waiver, or amendment to any document reviewed by us, and the due authorization, execution, and delivery of all documents by the Company’s shareholders where due authorization, execution, and delivery are prerequisites to the effectiveness thereof.

In expressing the opinions set forth below, we also have assumed the following:

1. Prior to the issuance of (a) any Equity Securities that are not outstanding as of the date hereof or (b) any Warrants covering the Equity Securities, the Company will have available for issuance, under its Articles of Incorporation, as amended (the “Articles”), and as may be further amended from time to time and as in effect at the time thereof, the requisite number of authorized but unissued shares of Common Stock and/or Preferred Stock.

2. At the time of the issuance, sale, and delivery, as applicable, of any Debt Securities, Warrants, Rights or Units:

(a) the indenture, warrant agreement, rights agreement or unit agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or by any court or other governmental or regulatory body having jurisdiction over the Company;

(b) the Company will have duly authorized, executed, and delivered any such Document and will have duly authorized the issuance of any such Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character, or enforceability thereof; and

(c) with respect to any Document executed or to be executed by any party other than the Company, such party has, or will have, duly authorized, executed, and delivered the Documents to which it is a party and each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

3. The Registration Statement and any additional amendments thereto (including post-effective amendments) will have become effective, will be effective, and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement.

4. A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable law and the Prospectus will have been delivered or deemed to be delivered as required by such laws.

5. Any Securities being offered pursuant to a prospectus supplement will be issued and sold as contemplated in the Registration Statement and such prospectus supplement.

6. There shall not have occurred any change in law affecting the validity of the Securities; and

7. The Company will remain duly organized, validly existing, and in good standing under the laws of the State of Nevada.

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that:

1. With respect to the Equity Securities:

(a) when the Company’s board of directors (the “Board”) or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Equity Securities at a specified price or pursuant to a specified pricing mechanism;

(b) if Equity Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Equity Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto;

(c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained;

(d) when a Certificate of Amendment of the Company’s Articles relating to any Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Nevada, if applicable;

(e) when certificates representing the Equity Securities have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the records of the Company;

(f) when the Equity Securities have been duly and properly sold, paid for, and delivered as contemplated in the Registration Statement, and the prospectus supplement relating thereto and setting forth the terms of any Preferred Stock and, if applicable, in accordance with the applicable underwriting or other purchase agreement; and

(g) if applicable, the Equity Securities have been issued against payment therefor in accordance with any applicable agreement governing the issuance of Equity Securities pursuant to the exercise or conversion of any Warrant, Right or Unit, then the Equity Securities will be duly authorized, validly issued, fully paid, and nonassessable.

2. With respect to the Debt Securities:

(a) when the Company’s Board or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Debt Securities at a specified price or pursuant to a specified pricing mechanism;

(b) if the Debt Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Debt Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto;

(c) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(d) all necessary corporate action has been taken by the Company to authorize the form, terms, execution, and delivery of the Debt Securities;

(e) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and

(f) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3. With respect to the Warrants:

(a) when the Company’s Board or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Warrants at a specified price or pursuant to a specified pricing mechanism;

(b) if the Warrants are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Warrants has been duly authorized, executed, and delivered by the Company and the other parties thereto;

(c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained;

(d) any shares of Equity Securities or any Debt Securities purchasable upon exercise of the Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale and when issued upon exercise will be validly issued, fully paid and non-assessable;

(e) when a Certificate of Amendment to the Company’s Articles relating to any Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Nevada, if applicable; and

(f) the warrant agreements have been duly executed and the Warrants duly sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. With respect to the Rights:

(a) when the Company’s Board or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Rights at a specified price or pursuant to a specified pricing mechanism;

(b) if the Rights are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Rights has been duly authorized, executed, and delivered by the Company and the other parties thereto;

(c) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained;

(d) any shares of Equity Securities, and any Debt Securities and/or Units to be issued pursuant to such Rights have been duly and validly authorized and reserved for issuance and sale; and

(e) the rights agreements have been duly executed and the Rights duly sold by the Company against payment therefor in accordance with any applicable rights agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5. With respect to the Units:

(a) when the Company’s Board or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Units at a specified price or pursuant to a specified pricing mechanism;

(b) if the Units are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Units has been duly authorized, executed, and delivered by the Company and the other parties thereto;

(c) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained;

(d) any shares of Equity Securities, and any Debt Securities, Warrants and/or Rights to be issued pursuant to such Units have been duly and validly authorized and reserved for issuance and sale; and

(e) the unit agreements have been duly executed and the Units duly sold by the Company against payment therefor in accordance with the unit agreements, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

This opinion is intended solely for use in connection with the sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

We are members of the Bar of the State of Nevada and the foregoing opinion is limited to the laws of the State of Nevada.

Very truly yours,

FOX ROTHSCHILD LLP